Advanced Series Trust
For the fiscal period ended 12/31/07
File number 811-05186


                              SUB-ITEM 77-0-10

                                  EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  Advanced Series Trust - AST Neuberger
Berman Mid-Cap Growth Portfolio

1.   Name of Issuer:  VMware, Inc.

2.   Date of Purchase:  August 13, 2007

3.   Number of Securities Purchased:  	180,200

4.   Dollar Amount of Purchase:  $5,225,800

5.   Price Per Unit:  $29.00 per share of stock

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased:  JP Morgan Securities, Inc..

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Citigroup Global Markets Inc.,  J.P. Morgan Securities
Inc.,  Lehman Brothers Inc., Credit Suisse Securities (USA)
LLC,  Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Deutsche Bank Securities Inc.,  Banc of America Securities
LLC, Bear, Stearns & Co. Inc.,  UBS Securities LLC,
Wachovia Capital Markets, LLC,  A.G. Edwards & Sons, Inc.,
HSBC Securities (USA) Inc.